                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                         MEROCEL/XOMED HOLDINGS, INC.

                                   * * * * *

          MEROCEL/XOMED HOLDINGS, INC., a Delaware corporation, hereby certifies as follows:

          The Certificate of Incorporation of MEROCEL/XOMED HOLDINGS, INC. (the "Corporation") was filed in the office of the Secretary of State of the State of Delaware on April 5, 1994, and is hereby restated pursuant to Section 241 and
Section 245 of the Delaware General Corporation Law and all amendments to the Certificate reflected herein have been duly authorized and adopted by the Corporation's Board of Directors in accordance with the provisions of such Sections. The Corporation has not received any payment for any of its stock.

          This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation. The text of the Certificate of Incorporation is amended hereby to read as herein set forth in full:


                                   ARTICLE I

     The name of the corporation is:

          MEROCEL/XOMED HOLDINGS, INC. (the "Corporation").

                                  ARTICLE II

          The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.


                                  ARTICLE III

          The nature of the business to be conducted or promoted by and the purposes of the Corporation are as follows:

     (a) To acquire, own and hold the capital stock of Merocel Corporation, Xomed-Treace, Inc. and Xomed-Treace P.R., Inc. and such other subsidiaries as the Board of Directors of the Corporation may from time to time designate; and
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     (b)  To engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          In furtherance of such business and purposes, the Corporation shall possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware or by any other law of the State of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.


                                  ARTICLE IV

          The total authorized capital stock of the Corporation shall be Fourteen Million Nine Hundred Thousand (14,900,000) shares consisting of (i) Six Million (6,000,000) shares of Class A Common Stock of the par value of One Cent ($0.01) per share (the "Class A Common Stock"); (ii) Four Million (4,000,000) shares consisting of Class B Common Stock of the par value of One Cent ($0.01) per share (the "Class B Common Stock"); (iii) Eight Hundred Thousand (800,000) shares of Series A Convertible Preferred Stock of the par value of One Dollar ($1.00) per share (the "Series A Preferred Stock"); (iv) Three Million Five Hundred Thousand (3,500,000) shares of Series B Convertible Preferred Stock of the par value of One Dollar ($1.00) per share (the "Series B Preferred Stock") and (v) Six Hundred Thousand (600,000) shares of Series C Redeemable Preferred Stock of the par value of One Dollar ($1.00) per share (the "Series C Preferred Stock"). The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Stock," and the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred stock are collectively referred to herein as the "Preferred Stock."

          The relative powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon, the Preferred Stock and the Common Stock are as follows:

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                          SECTION A:  PREFERRED STOCK

          (I)  General Provisions.
               ------------------

          The following provisions shall be applicable to all shares of Preferred Stock regardless of series designation:

          (a)  Preference.  So long as any shares of any series of the Preferred
               ----------
Stock remains outstanding, in no event shall any dividend whatsoever, whether in cash or other property (other than shares of Common Stock), be paid or declared or any distribution be made on the Common Stock, nor shall any shares of the Common Stock be purchased, retired or otherwise acquired for a consideration by the Corporation (except shares of Common Stock repurchased through the operation of vesting provisions of employee incentive programs or agreements adopted by the Board of Directors) (i) unless the full dividends of the Preferred Stock for all past dividend periods from the date on which they became cumulative shall have been paid or declared and a sum set apart sufficient for the payment thereof; and (ii) unless, if at any time the Corporation is obligated to retire or return shares of the Preferred Stock, all arrears, if any, in respect of the retirement of the Preferred Stock shall have been made good. Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of the remaining funds of the Corporation legally available therefor, and the Series A Preferred Stock and Series B Preferred Stock shall be entitled to participate in any such dividend, whether payable in cash, stock or otherwise. The amount of any dividend per share declared on the Series A Preferred Stock or Series B Preferred Stock shall be an amount equal to the product of (i) the same amount as is declared as a dividend by the Board of Directors on each share of Common Stock and (ii) the number of shares of Class A Common Stock or Class B Common Stock, as the case may be, into which the Series A Preferred Stock and Series B Preferred Stock is then convertible pursuant to Section II(f) hereof.

          (b)  Redemption Procedure.  In case of redemption of only part of the
               --------------------
shares of any series of Preferred Stock at any time outstanding, the Corporation shall redeem the shares pro rata among all of the holders of such series of Preferred Stock (as closely pro rata as reasonably practical without the creation of fractional share interests).

          Notice of every redemption provided for in this Section A of Article IV shall be given by mailing the same to every

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holder of record, any of whose shares are then to be redeemed, not less than fifteen (15) nor more than thirty (30) days prior to the date fixed as the date of the redemption thereof, at the respective addresses of such holders as the same shall appear on the stock transfer books of the Corporation. The notice shall state that the shares specified in such notice will be redeemed by the Corporation at the redemption price and on the date specified in such notice, upon the surrender for cancellation at the places designated in such notice, of the certificates representing the shares so to be redeemed, properly endorsed in blank for transfer, or accompanied by proper instruments of assignment and transfer in blank, bearing any necessary transfer tax stamps thereto affixed and cancelled, or accompanied by cash or a certified check in the amount of any stock transfer tax applicable to such transaction. On and after the date specified in the notice described above, each holder of shares called for redemption, upon presentation and surrender in accordance with such notice of the certificates for shares held by such holder and called for redemption, shall be entitled to receive therefor the applicable redemption price. If the Corporation shall give notice of redemption as aforesaid (and unless the Corporation shall fail to pay the redemption price of shares presented for redemption in accordance with such notice), all shares called for redemption shall be deemed to have been redeemed on the date specified in such notice whether or not the certificates for such shares be surrendered for redemption and cancellation, and such shares so called for redemption shall from and after such date cease to represent any interest whatever in the Corporation or its property, and the holders thereof shall have no rights other than the right to receive such redemption price but without any interest thereon from or after such date.

          (c)  Cancellation of Redeemed Shares.  All shares of the Preferred
               -------------------------------
Stock purchased or redeemed by the Corporation shall be forthwith retired and cancelled and shall not be reissued, nor shall any other stock be issued in place thereof, but the Corporation may, nevertheless, from time to time thereafter increase its capital stock in the manner and to the extent permitted by law and by the Certificate of Incorporation of the Corporation.

          (d)  Rights on Liquidation.  In the event of any liquidation,
               ---------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding shall be entitled to receive, respectively, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common

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Stock by reason of their ownership thereof, full payment of any dividends declared and unpaid on the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and an amount equal to $9.58 per share for each outstanding share of Series A Preferred Stock and Series B Preferred Stock and $100.00 per share for each outstanding share of Series C Preferred Stock. If upon the occurrence of such event the assets thus distributed among the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon said distribution if all amounts payable on or with respect to said shares were paid in full. After the payment or distribution to the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock then outstanding shall be entitled to receive ratably all remaining assets of the Corporation to be distributed.

          (e)  Consents.  (1) Except as otherwise provided below, so long as any
               --------
shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of record of two-thirds of the shares of each series of Preferred Stock then outstanding, voting or consenting, as the case may be, separately as a class, alter or change any of the provisions of the Certificate of Incorporation of the Corporation which would in any way adversely affect the rights of the holders of such series of Preferred Stock.

          (2) Except as otherwise provided below, so long as any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or written consent of (x) the holders of record of a majority of the shares of the Series A Preferred Stock and Series B Preferred Stock, voting or consenting, as the case may be, together as a single class, and (y) the holders of record of a majority of the shares of the Series C Preferred Stock:

          (i) authorize or reclassify any other class or series of capital stock ranking prior to or on a parity with the

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     Preferred Stock as to dividends or redemption or upon liquidation, dissolution or winding up;

         (ii) increase the authorized number of shares of Preferred Stock or authorize the reissuance thereof after repurchase or redemption;

        (iii) authorize any liquidation, dissolution, winding up of the affairs of the Corporation, consolidation or merger of the Corporation into or with another corporation or corporations;

         (iv) authorize the sale of twenty percent (20%) of the Corporation's assets or distribution of such amount of the Corporation's assets by way of return of capital; or

          (v) authorize the acquisition of a business through purchase of assets, purchase of stock, licensing arrangement or otherwise which would constitute a "significant subsidiary" under Rule 305 of Regulation S-X promulgated under the Securities Act of 1933, as amended, at the 20% level.

         (II)  Series A Preferred Stock and
               Series B Preferred Stock.
               ----------------------------

          The relative powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon, the Series A Preferred Stock and the Series B Preferred Stock (collectively, the "Convertible Preferred Stock") are as follows:

          (a)  Designation.  The Series A Preferred Stock shall consist of
               -----------
800,000 shares and shall be known as the Series A Convertible Preferred Stock, and the Series B Preferred Stock shall consist of 3,500,000 shares and shall be known as the Series B Convertible Preferred Stock.

          (b)  Dividends.  (1)  The holders of each share of Series A Preferred
               ---------
Stock and Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, dividends in cash at the rate of six percent (6%) per annum, payable quarterly on the last day of March, June, September and December, commencing June 30, 1994. At the option of the Corporation, dividends on the Series A Preferred Stock and Series B Preferred Stock may be paid, instead of in cash, on declaration of the Board of Directors, in additional shares of Series A Preferred

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Stock and Series B Preferred Stock, respectively.  If a dividend is to be paid in additional shares, the number of shares of Series A Preferred Stock and Series B Preferred Stock to be issued in payment of the dividend with respect to each outstanding share of Series A Preferred Stock and Series B Preferred Stock shall be determined by dividing the amount of the dividend that would have been payable had such dividend been paid in cash by $9.58. To the extent that all or any part of dividends consisting of additional shares of Series A Preferred Stock or Series B Preferred Stock would result in the issuance of a fractional share of Series A Preferred Stock or Series B Preferred Stock (which shall be determined with respect to the aggregate number of shares of Series A Preferred Stock or Series B Preferred Stock held of record by each holder) then the amount of such fraction multiplied by $9.58 shall be paid in cash (unless there are not legally available funds with which to make such cash payment, in which event a fractional share will be issued).

          (2) Dividends on the Convertible Preferred Stock shall be paid before any dividends may be set apart for or paid upon the Common Stock or any other capital stock ranking on liquidation junior to the Preferred Stock (such stock being referred to hereinafter collectively as "Junior Stock") in any year. All dividends declared upon the Convertible Preferred Stock shall be declared pro rata per share.

          (3) Dividends on the Convertible Preferred Stock shall accrue from the date of issuance and shall be cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Convertible Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock.

          (4) For so long as shares of the Convertible Preferred Stock remain outstanding, the Corporation shall not pay any dividend upon the Junior Stock, whether in cash or other property (other than shares of Junior Stock), or purchase, redeem or otherwise acquire any such Junior Stock unless, in addition to the payment of the dividend to the holders of the Convertible Preferred Stock as described above, the Corporation has redeemed all shares of Convertible Preferred Stock which it would theretofore have been required to redeem under Section (II)(c) hereof.

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          (c)  Mandatory Redemption.  The Corporation shall redeem on April 15,
               --------------------
2001 (the "Redemption Date") all outstanding shares of Convertible Preferred Stock (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Delaware) at a price of Nine Dollars and Fifty Eight Cents ($9.58) per share, plus an amount equal to any and all dividends accrued and unpaid, but without interest (the "Convertible Redemption Price"). If the Corporation is unable on the Redemption Date to redeem any shares of Convertible Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Delaware, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws.

          (d)  Optional Redemption.  The Corporation shall have the right at its
               -------------------
option, and with the affirmative vote or written consent of the holders of record of a majority of the Convertible Preferred Stock then outstanding to redeem as a whole, or from time to time in part, shares of Convertible Preferred Stock at the Convertible Redemption Price.

          (e)  Voting Rights.  (1) Series A Preferred Stock.  Each issued and
               -------------       ------------------------
outstanding share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Class A Common Stock into which each such share of Series A Preferred Stock is convertible (as adjusted from time to time pursuant to Section A(II)(g) hereof), at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one (1) vote on all matters submitted to a vote of the stockholders of the Corporation. Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock shall vote together with the holders of Class A Common Stock as a single class.

          (2)  Series B Preferred Stock.  Except as otherwise provided by law,
               ------------------------
the holders of Series B Preferred Stock shall not be entitled to notice of, or to vote at, any meeting of the stockholders of the Corporation nor to vote on any matter relating to the business or affairs of the Corporation.

          (f)  Conversion.  The holders of Convertible Preferred Stock shall
               ----------
have conversion rights as follows (the "Conversion Rights"):

         (1)  Optional Conversion.  Each share of Series A Preferred Stock and
              -------------------
each share of Series B Preferred Stock may be converted at any time, at the option of the holder thereof, in the manner hereinafter provided, into fully-paid and nonassessable shares of Class A Common Stock and Class B Common Stock, respectively, at its then effective Conversion Price (as defined below), provided, however, that on any redemption of any Convertible Preferred Stock or
- --------  -------
any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the business day preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Convertible Preferred Stock.

          (2)  Mandatory Conversion.  (i)  Qualified Public Offering.  Each
               --------------------        -------------------------
share of Series A Preferred Stock and each share of Series B Preferred Stock shall automatically be converted into shares of Class A Common Stock and Class B Common Stock, respectively, at its then effective Conversion Price at any time upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Class A Common Stock for the account of the Corporation to the public generally in which the market valuation (determined by multiplying the initial price to the public upon the offering times the number of shares outstanding immediately prior to the offering) for the Corporation shall be not less than $100 million and the net proceeds to the Corporation are not less than $15 million.

          (ii)  Vote or Consent of Holders.  Each share of Series A Preferred
                --------------------------
Stock and each share of Series B Preferred Stock shall automatically be converted into shares of Class A Common Stock and Class B Common Stock, respectively, at its then effective Conversion Price upon the vote or written consent to so convert of the holders of a majority of the shares of Convertible Preferred Stock then outstanding taken together as a single class.

          (iii) Notice.  All holders of record of shares of Convertible
                ------
Preferred Stock will be given at least ten (10) days' prior written notice of the date fixed and the place designated for mandatory conversion of all of such shares of Convertible Preferred Stock. On the date fixed for conversion, subject to Section A(II)(f)(3), all rights with respect to the Convertible Preferred Stock so converted will terminate except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of shares of Common Stock into which such Convertible Preferred Stock has been converted. Such notice will

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be sent by mail, first class, postage prepaid, to each record holder of shares of Convertible Preferred Stock at such holder's address appearing on the stock register. On or before the date fixed for conversion each holder of shares of Convertible Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section A(II)(f).

          (3)  Accrued and Unpaid Dividends Upon Conversion.  Upon any
               --------------------------------------------
conversion of Convertible Preferred Stock, the holders of such Convertible Preferred Stock shall be entitled to receive all accrued and unpaid dividends on such Convertible Preferred Stock in shares of Common Stock, the number of which shares of Common Stock shall be determined by dividing the amount of such accrued and unpaid dividends by the Conversion Price then in effect.

          (4)  Conversion Price.  (i) The initial conversion rate for the
               ----------------
Convertible Preferred Stock shall be one (1) share of Common Stock for each one share of Convertible Preferred Stock surrendered for conversion, representing an initial Conversion Price of $9.58 per share of the Corporation's Common Stock. The applicable conversion rate and Conversion Price from time to time in effect is subject to adjustment as provided in Section A(II)(g) hereof.

          (ii) Whenever the conversion rate and Conversion Price shall be adjusted as provided in Section A(II)(g) hereof, the Corporation shall forthwith file at each office designated for the conversion of Convertible Preferred Stock, a statement, signed by the President and any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the conversion rate that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Convertible Preferred Stock at his or its address appearing on the stock register.

          (iii) Upon any conversion, no adjustment to the conversion rate shall be made for accumulated and unpaid dividends on the Convertible Preferred Stock surrendered for conversion or on the Common Stock delivered.

          (5)  Conversion Mechanics.  (i) In order to exercise the conversion
               --------------------
privilege, the holder of any Convertible Preferred

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Stock to be converted shall surrender his or its certificate or certificates therefor to the principal office of the transfer agent for the Convertible Preferred Stock (or if no transfer agent is at the time appointed, then the Corporation at its principal office), shall give written notice to the Corporation at such office that the holder elects to convert the Convertible Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restriction on transfer relating to shares of the Convertible Preferred Stock or shares of Common Stock upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. In respect of all optional conversions, the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Convertible Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (ii) of this section in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (ii) The Corporation shall not issue fractions of shares of Common Stock upon conversion of Convertible Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this paragraph (ii), be issuable upon conversion of any Convertible Preferred Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction as determined by the Board of Directors.

          (iii) The Corporation shall at all times when the Convertible Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Convertible Preferred Stock. Before taking any action which would cause an adjustment reducing the conversion price below the then par value of the shares of Common

Stock issuable upon conversion of the Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted conversion price.

          (iv) All shares of Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor.

          (g)  Anti-dilution Provisions.  (1) In order to prevent dilution of
               ------------------------
the rights granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this paragraph (g)(1). At any given time the Conversion Price, whether as the initial Conversion Price ($9.58 per share) or as last adjusted, shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one share of the Corporation's Common Stock upon conversion of shares of Convertible Preferred Stock. Upon each adjustment of the Conversion Price, the record holder of shares of Convertible Preferred Stock shall thereafter be entitled to acquire upon exercise, at the Conversion Price resulting from such adjustment, the number of shares of the Corporation's Common Stock obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of the Corporation's Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

          (2) Except as provided in paragraph (g)(3) or (g)(6) below, if and whenever on or after the date of initial issuance of the Convertible Preferred Stock (the "Initial Issuance Date"), the Corporation shall issue or sell, or shall in accordance with subparagraphs (g)(2)(i) to (viii), inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale (the "Triggering Transaction"), the Conversion Price shall, subject to subparagraphs (i) to
(viii) of this section, be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by dividing:

               (A) an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Conversion Price then in effect, plus (y) the consideration, if any, received by the Corporation upon consummation of such Triggering Transaction, by

               (B) an amount equal to the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus (y) the number of shares of Common Stock issued (or deemed to be issued in accordance with subparagraphs (g)(2)(i) to (viii)) in connection with the Triggering Transaction.

          For purposes of this Section (g), the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of the Corporation's Common Stock outstanding at such time, (y) the number of shares of the Corporation's Common Stock issuable assuming conversion at such time of the Corporation's Convertible Preferred Stock and (z) the number of shares of the Corporation's Common Stock deemed to be outstanding under subparagraphs (g)(2)(i) to (viii), inclusive, at such time.

          For purposes of determining the adjusted Conversion Price under this paragraph (g)(2), the following subsections (i) to (viii), inclusive, shall be applicable:

          (i) In case the Corporation at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
     (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (iii) below.

          (ii) In case the Corporation at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (iii) below.

          (iii) If the purchase price provided for in any Options referred to in subparagraph (i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (i) or (ii), or the rate at which any Convertible Securities referred to in subparagraph (i) or (ii) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs (g)(2) or (g)(4)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (i) or the rate at which any Convertible Securities referred to in subparagraphs (i) or (ii) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

          (iv) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

           (v) In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

          (vi) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities as the case may be.

         (vii) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this paragraph (g)(2).

        (viii) For purposes of this paragraph (g)(2), in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

          (3) In the event the Corporation shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock covered by subparagraph (g)(4)) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then as soon as possible after the conversion of any Convertible Preferred Stock, the Corporation shall pay to the person converting such Convertible Preferred Stock an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this paragraph
(g)(3), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Corporation.

          (4) In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or, in case the Corporation shall declare a dividend or make any other distribution upon the stock of the Corporation payable in Common Stock, Options or Convertible Securities, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (5) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Convertible Preferred Stock shall have the right to acquire and receive upon conversion of the Convertible Preferred Stock, which right shall be prior to the rights of the holders of Common Stock (but after and subject to the rights of holders of Preferred Stock senior to the Convertible Preferred Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Corporation's Common Stock as would have been received upon conversion of the Convertible Preferred Stock at the Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the

Convertible Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Corporation, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of the Convertible Preferred Stock shall have been given a reasonable opportunity to then elect to receive upon the conversion of the Convertible Preferred Stock either the stock, securities or assets then issuable with respect to the Common Stock of the Corporation or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

          (6) The provisions of this Section (g) shall not apply to any Common Stock issued, issuable or deemed outstanding under subparagraphs (g)(2)(i) to
(viii) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Corporation or its subsidiaries in effect on the Initial Issuance Date or thereafter adopted by the Board of Directors of the Corporation, (ii) pursuant to options and warrants in existence on the Initial Issuance Date, (iii) as a dividend on the Convertible Preferred Stock, (iv) on conversion of the Class B Common Stock into Class A Common Stock or (v) on conversion of the Convertible Preferred Stock.

          (7)  In the event that:

           (i) the Corporation shall declare any cash dividend upon its Common Stock, or

          (ii) the Corporation shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

         (iii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

          (iv) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

           (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in connection with such event, the Corporation shall give to the holders of the Convertible Preferred Stock:

            (a) at least twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

            (b) In the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Convertible Preferred Stock at the address of each such holder as shown on the books of the Corporation.

         (8) If at any time or from time to time on or after the Initial Issuance Date, the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock of the Corporation and such grants, issuances or sales do not result in an adjustment of the Conversion Price under paragraph (g)(2) hereof, then each holder of Convertible Preferred Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under paragraph (g)(8)) and upon the terms applicable to such Purchase Rights either:

       (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Convertible Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to
                       --------
               holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Convertible Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holder of the Convertible Preferred Stock specifically to request delivery of such rights; or

      (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

         (9) If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this Section (g) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this

Section (g) except in the case of a combination of shares of a type contemplated in paragraph (g)(4) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph (g)(4).

          (III) Series C Preferred Stock.
                ------------------------

          The relative powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon, the Series C Preferred Stock are as follows:

          (a)  Designation. The series shall consist of 600,000 shares and shall
               -----------
be known as the Series C Preferred Stock of the Corporation.

          (b)  Dividends.  (1)  The holders of each share of Series C Preferred
               ---------
Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, dividends in cash at the rate of nine percent (9%) per annum, payable quarterly on the last day of March, June, September and December, commencing June 30, 1994. At the option of the Corporation, dividends on the Series C Preferred Stock may be paid, instead of in cash, on declaration of the Board of Directors, in additional shares of Series C Preferred Stock. If a dividend is to be paid in additional shares, the number of shares of Series C Preferred Stock to be issued in payment of the dividend with respect to each outstanding share of Series C Preferred Stock shall be determined by dividing the amount of the dividend that would have been payable had such dividend been paid in cash by $100. To the extent that all or any part of dividends consisting of additional shares of Series C Preferred Stock would result in the issuance of a fractional share of Series C Preferred Stock (which shall be determined with respect to the aggregate number of shares of Series C Preferred Stock held of record by each holder) then the amount of such fraction multiplied by $100 shall be paid in cash (unless there are not legally available funds with which to make such cash payment, in which event a fractional share will be issued).

          (2) Dividends on the Series C Preferred Stock shall be paid before any dividends may be set apart for or paid upon the Common Stock or Junior Stock in any year. All dividends declared upon the Series C Preferred Stock shall be declared pro rata per share.

          (3) Dividends on the Series C Preferred Stock shall accrue from the date of issuance and shall be cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series C Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock.

          (4) For so long as shares of the Series C Preferred Stock remain outstanding, the Corporation shall not pay any dividend upon the Junior Stock, whether in cash or other property (other than shares of Junior Stock), or purchase, redeem or otherwise acquire any such Junior Stock unless, in addition to the payment of the dividend to the holders of the Series C Preferred Stock as described above, the Corporation has redeemed all shares of Series C Preferred Stock which it would theretofore have been required to redeem under Section
(III)(c) hereof.

          (c)  Mandatory Redemption.  The Corporation shall redeem on the
               --------------------
Redemption Date all outstanding shares of Series C Preferred Stock (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Delaware) at a price of One Hundred Dollars ($100) per share, plus an amount equal to any and all dividends accrued and unpaid, but without interest (the "Series C Redemption Price"). If the Corporation is unable on the Redemption Date to redeem any shares of Series C Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Delaware then the Corporation shall redeem such shares as soon thereafter as the restrictions precluding such redemption shall no longer be applicable.

          (d)  Optional Redemption.  At any time, the Corporation shall have the
               -------------------
right at its option, and with the affirmative vote or written consent of the holders of record of a majority of the shares of Series C Preferred Stock then outstanding, to redeem as a whole, or from time to time in part, shares of Series C Preferred Stock at the Series C Redemption Price.

          (e)  Voting Rights.  Except as otherwise provided by law, the holders
               -------------
of Series C Preferred Stock shall not be entitled to notice of, or to vote at, any meeting of the stockholders of the Corporation nor to vote on any matter relating to the business or affairs of the Corporation.


                           SECTION B:  COMMON STOCK

         (a)  Dividends.  Subject to the preferences and other rights of the
              ---------
Preferred Stock as set out above, the holders of

Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor. Holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to share equally, share for share, in such dividends, except that if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends shall be declared which are payable at the same rate in both classes of stock and the dividends payable in shares of Class A Common Stock shall be payable to the holders of that class of stock and the dividends payable in shares of Class B Common Stock shall be payable to the holders of that class of stock.

         (b)  Liquidation.  In the event of any liquidation, dissolution or
              -----------
winding up of the affairs of the Corporation, voluntary or involuntary, after payment or provision for payment to the holders of Preferred Stock of the amounts to which they may be entitled as set out above, the remaining assets of the Corporation available to stockholders shall be distributed equally per share to the holders of Common Stock irrespective of class.

         (c)  Voting Rights.  Except as otherwise provided herein or by law,
              -------------
each holder of Class A Common Stock shall be entitled to one vote in respect of each share of Class A Common Stock held of record on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the holders of Class B Common Stock shall not be entitled to notice of, or to vote at, any meeting of the stockholders of the Corporation nor to vote upon any matter relating to the business or affairs of the Corporation.

         (d)  Conversion of Class B Common Stock.  (1) Each share of Class B
              ----------------------------------
Common Stock shall be convertible into one fully paid and nonassessable share of Class A Common Stock at any time at the election of the holder thereof subject to the condition that the holder thereof delivers to the Corporation, together with the notice of election so to convert and the applicable stock certificates (as described below), a certificate of such holder (a "Conversion Eligibility Certificate") to the effect that (i) such holder is a person other than Warburg, Pincus Investors, L.P. ("Warburg") or any affiliate (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, and any successor rule) of Warburg, or (ii) upon such conversion and after giving effect thereto, such holder and all affiliates of such holder will collectively own beneficially and of record no more than fifty percent (50%) of the then outstanding shares of Class A Common Stock. The Corporation or its transfer agent shall rely on any such certificate as accurately setting forth the facts therein stated, unless the Corporation has actual knowledge of the falseness of any such statements of fact.

          (2) In order to exercise the foregoing conversion privilege, a holder of Class B Common Stock shall surrender to the Corporation at its principal offices, or to any transfer agent for the Corporation, a certificate or certificates for Class B Common Stock to be converted together with (i) a Conversion Eligibility Certificate and (ii) a written notice to the Corporation that such holder has elected to convert such shares, or, if less than all shares represented by such certificate are to be converted, the portion of the shares represented thereby to be converted. Such notice shall also state the name or names (with addresses) in which the certificates for shares of Class A Common Stock issuable upon such conversion shall be issued. Class B Common Stock shall be deemed converted for all purposes including without limitation the taking of a record date for a meeting of the stockholder of the Corporation, upon receipt by the Corporation or its transfer agent of such certificates evidencing such shares accompanied by a Conversion Eligibility Certificate and such notice of election to convert.

          (3) Upon conversion of any certificate evidencing Class B Common Stock which is converted in part only, the Corporation shall cause to be executed and delivered to the holder thereof, at the expense of the Corporation, a new certificate evidencing the balance of the Class B Common Stock which was not so converted.

          (4) The Corporation shall not be required to issue or deliver any certificate unless and until the holder of the shares so surrendered has paid to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

          (5) The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock the full number of shares of such stock into which all shares of Class B Common Stock from time to time outstanding are convertible.

          (6) Shares of Class B Common Stock which are converted into shares of Class A Common Stock as provided in this Section shall not be reissued.

          (e)  Reclassifications.  In the event of any stock split, combination
               -----------------
or other reclassification of shares of Common Stock, each share of Common Stock shall be treated equally; provided, that in any such transaction, only holders
                          --------
of Class A Common Stock shall receive shares of Class A Common Stock and only holders of Class B Common Stock shall receive shares of Class B Common Stock.

          (f)  No Preemptive Rights.  No holder of Common Stock of the
               --------------------
Corporation shall, by virtue of this Certificate of Incorporation or Delaware law generally, have any preemptive right to subscribe to any additional issue of stock of the Corporation of any or all class or series thereof or to any security convertible into such stock.


                                   ARTICLE V

          The Corporation is to have perpetual existence.


                                  ARTICLE VI

          In furtherance and not in limitation of the powers conferred by statute, the By-Laws of the Corporation may be made, altered, amended or repealed by the stockholders or by the Board of Directors.


                                  ARTICLE VII

          The Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.


                                 ARTICLE VIII

          Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                  ARTICLE IX

          A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE X

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its President, and attested by its Secretary, this 14th day of April, 1994.


                                  MEROCEL/XOMED HOLDINGS, INC.



                                   By:/s/ Mark K. Adams
                                      -------------------------
                                      Mark K. Adams
                                      President


ATTEST:


/s/ Elizabeth H. Weatherman
- -----------------------------
Elizabeth H. Weatherman
Secretary

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                         MEROCEL/XOMED HOLDINGS, INC.


                   ----------------------------------------

                       Under Section 242 of the General
                   Corporation Law of the State of Delaware

                   ----------------------------------------


     The undersigned, Mark K. Adams, President of Merocel/Xomed Holdings, Inc., a Delaware corporation (the "Company"), does hereby certify as follows:

     FIRST: That the following resolution was duly adopted by the Board of Directors of the Company in accordance with the provisions of Section 141(f) and 242 of the General Corporation Law of the State of Delaware ("DGCL"):

          RESOLVED, that Article I of the Restated Certificate of Incorporation of the Company be amended and restated as follows:

                                      "I

     The name of the corporation is Xomed Surgical Products, Inc. (the "Corporation")."

     SECOND: That in lieu of a meeting and vote of the stockholders, the holders of all of the issued and outstanding shares of stock of the Company entitled to consent with respect to the foregoing amendment have given their written consent thereto in accordance with the provisions of Sections 228 and 242 of the DGCL, and such written consent has been filed in the minute book of the Company.

     THIRD: That the foregoing amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

     IN WITNESS WHEREOF, said Company has caused this Certificate of Amendment to the Restated Certificate of Incorporation of the Company to be signed by the undersigned, this 8th day of June 1995.



                                   MEROCEL/XOMED HOLDINGS, INC.



                                   By:  /s/ Mark K. Adams
                                        ----------------------------
                                        Mark K. Adams, President

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                         XOMED SURGICAL PRODUCTS, INC.


                ____________________________________________________

                        Under Section 242 of the General
                    Corporation Law of the State of Delaware

                ____________________________________________________


          THE undersigned, Mark K. Adams, President of Xomed Surgical Products, Inc., a Delaware corporation (the "Company"), does hereby certify as follows:

          FIRST:    That the following resolutions were duly adopted by the
Board of Directors of the Company in accordance with the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware ("DGCL"):

          RESOLVED, that the first paragraph of Article IV of the Restated Certificate of Incorporation, as amended, of the Company be amended in its entirety as follows:

          The total authorized capital stock of the Corporation shall be Fifteen Million Eight Hundred Fifty Thousand (15,850,000) shares consisting of (i) Six Million Five Hundred Fifty Thousand (6,550,000) shares of Class A Common Stock of the par value of One Cent ($0.01) per share (the "Class A Common Stock"); (ii) Four Million (4,000,000) shares consisting of Class B Common Stock of the par value of One Cent ($0.01) per share (the "Class B Common Stock"); (iii) One Million Two Hundred Thousand (1,200,000) shares of Series A Convertible Preferred Stock of the par value of One Dollar ($1.00) per share (the "Series A Preferred Stock"); (iv) Three Million Five Hundred Thousand (3,500,000) shares of Series B Convertible Preferred Stock of the par value of One Dollar ($1.00) per share (the "Series B Preferred Stock") and (v) Six Hundred Thousand (600,000) shares of Series C Redeemable Preferred Stock of the par value of One Dollar ($1.00) per share (the "Series C Preferred Stock"). The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Stock," and the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are collectively referred to herein as the "Preferred Stock."

; and further

          RESOLVED, that Section A(II)(b)(3) of Article IV of the Restated Certificate of Incorporation, as amended, of the Company be amended in its entirety as follows:

          (3) Dividends on the Convertible Preferred Stock shall accrue from April 16, 1996 (and as of such date there exists no accrued and unpaid dividends) and shall be cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Convertible Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock.

; and further

          RESOLVED, that Section A(III)(b)(3) of Article IV of the Restated Certificate of Incorporation, as amended, of the Company be amended in its entirety as follows:

          (3) Dividends on the Series C Preferred Stock shall accrue from April 16, 1996 (and as of such date there exists no accrued and unpaid dividends) and shall be cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series C Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock.

          SECOND: That in lieu of a meeting and vote of the stockholders, the holders of a majority of the issued and outstanding shares of stock of the Company entitled to consent with respect to the foregoing amendments have given their written consent thereto in accordance with the provisions of Sections 228 and 242 of the DGCL, and such written consent has been filed in the minute book of the Company.

          THIRD: That the foregoing amendments were duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

          IN WITNESS WHEREOF, said Company has caused this Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of the Company to be signed by the undersigned, this 15th day of April 1996.




                                      XOMED SURGICAL PRODUCTS, INC.

                                      By: /s/ Mark K. Adams
                                          ---------------------------
                                          Name:  Mark K. Adams
                                          Title: President

                                      -3-